Exhibit 99.1

The Honest Company Reports Strong Third Quarter 2024 Results and Raises Full Year Outlook

Achieves Record Revenue of $99 million, an Increase of 15% from Prior Year Quarter
Delivers Positive Net Income, an Increase of $8 million from Prior Year Quarter
Expands Gross Margin 710 Basis Points to 39% Versus Prior Year Quarter
Raises Full Year 2024 Revenue and Adjusted EBITDA Outlook

LOS ANGELES, Calif. – November 12, 2024 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products, today reported financial results for the three and nine months ended September 30, 2024 compared to the three and nine months ended September 30, 2023.

“Our strong third quarter results are a clear reflection of the power of the Honest brand and the strength of the Honest team that has executed our strategy and Transformation Initiative with discipline and excellence. Our ability to grow profitably is evidenced in our results -- with double digit revenue growth reaching an all-time high, significant expansion in gross margin, and positive net income for the period,” said Chief Executive Officer, Carla Vernón. “We are confident that our long-term growth strategy will continue to allow us to scale across our categories, meeting the growing consumer demand for cleanly-formulated and sustainably-designed products across our portfolio. With our recent performance, continued positive momentum, and overall strength of the Honest brand going into the final quarter of the year, we are again raising our full year financial outlook.”

Third Quarter Results
(All comparisons are versus the third quarter of 2023)

	For the three months ended September 30,
	2024	2023	Change
(In thousands, except percentages)
Revenue	$99,237	$86,169	15.2%
Gross margin	38.7%	31.6%	710	bps
Operating expenses	$38,339	$35,197	$3,142
Net income (loss)	$165	$(8,098)	$8,263
Adjusted EBITDA(1)	$7,079	$(1,056)	$8,135
Net income margin	0.2%	NM	NM
Adjusted EBITDA Margin(1)	7.1%	NM	NM

Revenue increased 15% to $99 million compared to $86 million, driven by strong performance across our baby products and wipes portfolios. Tracked channel consumption(2) for the Company grew 9.3% outperforming the comparative categories which were down 2.4% in the same period. Consumption(3) for the Company’s products at the Company’s largest digital customer increased 19%.
______________
(1) See the reconciliation of adjusted EBITDA and adjusted EBITDA Margin, a non-GAAP financial measure, to net income (loss) in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) According to Circana, Inc. tracked channel consumption data. Reflects consumption for diapers, wipes, baby personal care, skin care and cosmetics items for the latest 13 weeks ended September 29, 2024.
(3) According to Fuelcomm, Inc. (“Stackline”) consumption data for our largest digital customer for the 13 weeks ended September 28, 2024.

Gross margin expanded 710 basis points to 38.7% compared to 31.6%. This growth was primarily driven by improvements across most of the cost structure, including supply chain and product cost efficiencies, as well as efficient trade spend.

Operating expenses increased $3 million to $38 million, reflecting a decrease of 221 basis points, as a percentage of revenue. The Company continues to maintain expense discipline across the enterprise with selling, general & administrative expenses as a percentage of revenue decreasing 441 basis points, partially offset by increased investment in retail marketing to drive our Brand Maximization pillar.

Net income increased $8 million to $165 thousand compared to a net loss of $8 million. Increased net revenue and expansion in gross margin more than offset increased operating expenses to deliver positive net income in the quarter.

Adjusted EBITDA(1) was positive $7 million compared to negative $1 million. This represents the Company’s fourth consecutive quarter of positive adjusted EBITDA.

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(1) See the reconciliation of adjusted EBITDA and Adjusted EBITDA Margin, a non-GAAP financial measure, to net income (loss) in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Balance Sheet and Cash Flow

The Company ended the third quarter of 2024 with $53 million in cash and cash equivalents, a sequential increase of $17 million from the second quarter of 2024 and an increase of $30 million compared to the third quarter of 2023. The Company had no debt on its balance sheet as of September 30, 2024.

Net cash provided by operating activities was $18 million for the first nine months of 2024, compared to $9 million in the prior year period.

Updated Full Year 2024 Outlook

Based on strong performance in the first three quarters of the year, we are increasing our full year 2024 outlook for both revenue and Adjusted EBITDA.

	Current Outlook	Prior Outlook (as of Q2 2024)
Revenue	High Single Digit percentage growth (versus Full Year 2023)	Mid-to-High Single Digit percentage growth (versus Full Year 2023)
Adjusted EBITDA(1)	$20 million to $22 million range	$15 million to $18 million range
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(1) We do not provide guidance for the most directly comparable GAAP measure, net income (loss), and similarly cannot provide a reconciliation between our adjusted EBITDA outlook and net income (loss) without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss), including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss third quarter 2024 results is scheduled for today, November 12, 2024, at 1:30 p.m. Pacific time/4:30 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register.vevent.com/register/BI05f7626bb1a14d23b819b1fec89c6138 and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com or https://edge.media-server.com/mmc/p/tt3gkzq2. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue and adjusted EBITDA outlook for 2024; our ability to achieve or sustain profitability and generate positive cash flow; continued positive momentum in our business and strength of the Honest brand; our ability to execute on, and the continued benefits of, our Transformation Pillars of Brand Maximization, Margin Enhancement, and our long-term growth strategy and Operating Discipline; and other business strategies, plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 8, 2024, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating cleanly-formulated and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Founded in 2012, the Company is on a mission to challenge ingredients, ideals, and industries through the power of the Honest brand, the Honest team, and the Honest Standard. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023

Revenue	$99,237	$86,169	$278,503	$254,101
Cost of revenue	60,841	58,964	172,613	183,796
Gross profit	38,396	27,205	105,890	70,305
Operating expenses
Selling, general and administrative	23,427	24,146	72,277	74,995
Marketing	13,170	9,110	33,778	28,605
Restructuring	—	357	—	2,104
Research and development	1,742	1,584	5,137	4,638
Total operating expenses	38,339	35,197	111,192	110,342
Operating income (loss)	57	(7,992)	(5,302)	(40,037)
Interest and other income (expense), net	127	(71)	44	(269)
Income (loss) before provision for income taxes	184	(8,063)	(5,258)	(40,306)
Income tax provision	19	35	56	75
Net income (loss)	$165	$(8,098)	$(5,314)	$(40,381)
Net income (loss) per share attributable to common stockholders:
Basic	$0.00	$(0.09)	$(0.05)	$(0.43)
Diluted	$0.00	$(0.09)	$(0.05)	$(0.43)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	100,690,486	95,179,604	98,688,196	94,137,244
Diluted	104,588,417	95,179,604	98,688,196	94,137,244

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments, net of taxes	—	—	—	33
Comprehensive income (loss)	$165	$(8,098)	$(5,314)	$(40,348)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$53,441	$32,827
Accounts receivable, net	36,176	43,084
Inventories	74,720	73,490
Prepaid expenses and other current assets	8,965	8,371
Total current assets	173,302	157,772
Operating lease right-of-use asset	18,868	23,683
Property and equipment, net	11,781	13,486
Goodwill	2,230	2,230
Intangible assets, net	253	309
Other assets	2,769	4,141
Total assets	$209,203	$201,621
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,353	$22,289
Accrued expenses	33,972	32,209
Deferred revenue	1,650	2,212
Total current liabilities	59,975	56,710
Long term liabilities
Operating lease liabilities, net of current portion	15,360	21,738
Other long-term liabilities	—	34
Total liabilities	75,335	78,482
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at September 30, 2024 and December 31, 2023, none issued or outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at September 30, 2024 and December 31, 2023; 101,203,839 and 95,868,421 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	10	9
Additional paid-in capital	618,241	602,198
Accumulated deficit	(484,383)	(479,068)
Total stockholders’ equity	133,868	123,139
Total liabilities and stockholders’ equity	$209,203	$201,621

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the nine months ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(5,314)	$(40,381)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,132	2,021
Stock-based compensation	13,593	13,892
Other	6,395	4,680
Changes in assets and liabilities:
Accounts receivable, net	6,908	4,132
Inventories	(1,229)	36,158
Prepaid expenses and other assets	(1,143)	7,498
Accounts payable, accrued expenses and other long-term liabilities	3,637	(13,875)
Deferred revenue	(561)	1,046
Operating lease liabilities	(6,052)	(5,740)
Net cash provided by operating activities	18,366	9,431
Cash flows from investing activities
Proceeds from maturities of short-term investments	—	5,683
Purchases of property and equipment	(184)	(1,588)
Net cash (used in) provided by investing activities	(184)	4,095
Cash flows from financing activities
Proceeds from exercise of stock options	2,364	4
Proceeds from 2021 ESPP	86	102
Payments on finance lease liabilities	(18)	(46)
Net cash provided by financing activities	2,432	60
Net increase in cash and cash equivalents	20,614	13,586
Cash and cash equivalents
Beginning of the period	32,827	9,517
End of the period	$53,441	$23,103

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$72	$25

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA and adjusted EBITDA margin, non-GAAP financial measures, provides investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) Chief Executive Officer (“CEO”) and founder and former Chief Creative Officer (“CCO”) transition expenses and (7) restructuring expenses in connection with the Transformation Initiative. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue.

Adjusted EBITDA and adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA and adjusted EBITDA margin, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA and adjusted EBITDA margin are helpful to our investors as they are a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA and adjusted EBITDA margin are presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA and adjusted EBITDA margin include that (1) it does not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA and adjusted EBITDA margin does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including interest expense; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as CEO and founder/CCO transition expenses and restructuring expenses in connection with the Transformation Initiative. In addition, our use of adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA and adjusted EBITDA margin in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial measures, including our revenue, net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA and adjusted EBITDA margin, for each of the periods presented:

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$165	$(8,098)	$(5,314)	$(40,381)
Interest and other (income) expense, net	(127)	71	(44)	269
Income tax provision	19	35	56	75
Depreciation and amortization	706	681	2,132	2,021
Stock-based compensation	2,166	3,707	13,593	13,892
Securities litigation expense	4,089	1,374	5,759	4,325
CEO and founder/CCO transition expense(1)	—	808	858	2,085
Restructuring costs(2)	—	357	—	2,104
Payroll tax expense related to stock-based compensation	61	9	277	122
Adjusted EBITDA	$7,079	$(1,056)	$17,317	$(15,488)

Revenue	$99,237	$86,169	$278,503	$254,101
Net income margin	0.2%	NM	NM	NM
Adjusted EBITDA margin	7.1%	NM	6.2%	NM

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(1) Includes sign-on bonus and relocation costs related to the appointment of our CEO and separation costs related to the termination of our former founder and CCO.
(2) Restructuring costs included employee and asset-related costs and contract terminations.